UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 2, 2012

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2011, HCC Insurance Holdings, Inc. (the “Company”) announced that it is moving forward with its previously announced CEO succession plan approved by the board of directors in May 2011.  Under the succession plan, on December 19, 2012 John N. Molbeck, Jr. will step down as the Company’s CEO and Christopher J.B. Williams will become the Company’s CEO.  Mr. Molbeck will remain employed with the Company through May 31, 2013. A copy of the press release making the announcement is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and incorporated herein in its entirety by reference thereto.

In connection with the announcement, the Company and Mr. Molbeck entered into a Separation Agreement, dated October 2, 2012 (the “Separation Agreement”).  Among other things, the Separation Agreement provides the following:

1.             Continued Service.  Mr. Molbeck will resign from his position as CEO of the Company and as a director or officer of any of the Company’s subsidiaries on December 19, 2012 (the “Resignation Date”), but will remain an employee of the Company until his retirement on May 31, 2013 (the “Retirement Date”).  Mr. Molbeck will continue to serve as a director of the Company, and will be compensated as a non-employee director beginning on the Retirement Date.

2.             Compensation.

a.     Mr. Molbeck will receive the base salary, deferred compensation and medical benefits set forth in his employment agreement, dated May 5, 2009 and filed with the SEC as Exhibit 10.2 to the Current Report on Form 8-K on  May 6, 2009 (as amended from time to time, the “Employment Agreement”) through the Retirement Date.

b.     Consistent with the terms of Mr. Molbeck’s Employment Agreement, following the earlier of the Retirement Date or Mr. Molbeck’s separation from service for another reason, the Company will provide coverage under its health plans for Mr. Molbeck and his “qualified beneficiaries” (as defined by COBRA) until (i) in the case of Mr. Molbeck, his death, or (ii) in the case of Mr. Molbeck’s spouse, her death.

c.     Consistent with the terms of Mr. Molbeck’s Employment Agreement, following the Retirement Date he will serve as a consultant to the Company for a period of 6 years and 9 months.  Mr. Molbeck will receive annual compensation of $256,200, paid on a monthly basis, for such services.  He will receive payment for the first 6 months of service as a consultant following the Retirement Date in a lump sum on December 2, 2013.

3.             Bonus Payments.

a.     Provided that Mr. Molbeck is employed by the Company on March 15, 2013, he will receive a bonus payment for the 2012 calendar year in an amount, determined in the sole discretion of the Company’s board of directors, between 0.75% and 1.00% of the Company’s pre-tax income as reported in the Company’s audited financial statements for the year ending December 31, 2012.

b.     Provided that Mr. Molbeck is employed by the Company on May 31, 2013, he will receive a bonus payment for the first quarter of the 2013 calendar year an amount, determined in the sole discretion of the Company’s board of directors, between 0.00% and 1.00% of the Company’s pre-tax income as reported in the Company’s audited financial statements for the quarter ending March 31, 2013.

4.             Airplane Use.  For the period between January 1, 2013 and the Retirement Date, Mr. Molbeck will be entitled to use the Company’s aircraft for up to three (3) personal flights within the continental United States.

5.             Non-competition, Non-solicitation and Confidentiality.  Mr. Molbeck will be subject to non-competition and non-solicitation obligations for a period of two (2) years from the Retirement Date.

In addition, Mr. Molbeck will receive the value of his accrued, but unused, vacation time and reimbursement for any reasonable and necessary business expense incurred prior to the Retirement Date.

The foregoing summary is qualified in its entirety by reference to the Separation Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

No.	Exhibit
10.1	Separation Agreement, dated October 2, 2012, by and between HCC Insurance Company Holdings, Inc. and John N. Molbeck, Jr.
99.1	Press Release, dated October 2, 2012, announcing acceleration of CEO transition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel & Assistant Secretary

DATED:  October 2, 2012